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                                                                  EXHIBIT (21)N.
                                                                  (ITEM 601(21))

                            SUBSIDIARIES OF THE REGISTRANT


                                                           Jurisdiction
                                                                of
SUBSIDIARY                                                 INCORPORATION

Hach Europe, S.A./N.V.                                     Belgium

Hach (Barbados) FSC, Inc.                                  Barbados

Hach Sales & Service Canada Ltd.                           Canada